UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN 4 MEDIA, INC.

(Name of registrant in its charter)

Nevada	7310	45-2511250
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 1108

Kamuela, HI 96743

(808) 283-8888

(Address and telephone number of principal executive offices)

Parsons/Burnett/Bjordahl/Hume, LLP

1850 Skyline Tower, 10900 NE 4th Street

Bellevue, WA 98004

Phone: (425) 451-8036  Fax: (425) 451-8568

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:                           [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.                                 [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.                   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.                   [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                       Accelerated filer [  ]

Non-accelerated filer   [   ] (Do not check if a smaller reporting company)                             Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class		Proposed Maximum Offering	Proposed Maximum
Of Securities	Amount	Price	Aggregate	Amount of
to be	to be	per Unit	Offering Price	Registration
Registered	Registered	(2)	(3)	Fee (1)

Common Stock $0.001 par value to be sold by selling shareholders	210,000	$0.10	$ 21,000	$2.40
Common Stock $0.001 par value to be sold by the Company	800,000	$0.10	$80,000	$9.17
TOTAL	1,010,000	$0.10	$101,000	$11.57
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.01 per share for 1,000,000 shares to officers and directors, and $0.10 for 210,000 shares to unaffiliated investors.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

GREEN 4 MEDIA, INC.

1,010,000 Shares of Common Stock

$0.10 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of Green 4 Media, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 1,010,000 shares of our common stock.  Of the shares being registered, 210,000 are being registered for sale by the selling shareholders, and 800,000 are being registered for sale by the Company.  Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor.  The offering is being made on a self-underwritten, “best efforts” basis.  The shares will be sold on our behalf by our directors, Daniel Duval and Cheryl Jackson.  They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.10 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The selling shareholders will sell their shares at a price per share of $0.10 for the duration of this Offering.  We will not receive any proceeds from the sale of the 210,000 shares sold by the selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this Prospectus.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our director for an additional 90 days.

Green 4 Media, Inc. is a development stage company and currently has no active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Green 4 Media, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is therefore a shell company as defined in Rule 405.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

Summary Of Prospectus	3
General Information About Our Company	3
The Offering	4
Risk Factors	5
Risks Associated With Green 4 Media, Inc.:	6
Risks Associated With This Offering	10
Use Of Proceeds	14
Determination Of Offering Price	17
Dilution	17
Selling Security Holders	17
Plan Of Distribution	19
Shares Offered By The Company Will Be Sold By Our Officers And Directors	19
Shares Offered By The Selling Shareholders	19
Terms Of The Offering	22
Offering Proceeds.	22
Procedures And Requirements For Subscription	22
Right To Reject Subscriptions	22
Description Of Securities To Be Registered	22
Interest Of Named Experts And Counsel	23
Information With Respect To The Registrant	24
Description Of Business	24
Business Development	24
Reports To Security Holders	28
Description Of Property	28
Legal Proceedings	29
Market Price Of And Dividends On The Registrant’s For Common Equity And Related Stockholder Matters	29
Financial Statements And Selected Financial Data	30
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	31
Results Of Operations	31
Plan Of Operation	31
Liquidity And Capital Resources	36
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	41
Directors And Executive Officers	41
Executive Compensation	43
Security Ownership Of Certain Beneficial Owners And Management	44
Certain Relationships And Related Transactions	45
Material Changes	45
Incorporation Of Certain Information By Reference	46
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities	46
Financial Statements	47

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Green 4 Media” and “Company” are to Green 4 Media, Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Green 4 Media, Inc. was incorporated in the State of Nevada on June 8, 2011.  Green 4 Media is an eco-marketing and advertising company offering solutions to clients wishing to emphasize they care about the environment with the use of natural and sustainable materials in their advertising.  The Company will specialize in designing marketing and advertising campaigns utilizing  natural media such as 100% bio-degradable chalk pictures and/or impressions on sidewalks, beach tagging using sand to create client sculptures, snow tagging, sea tagging, grass mowing ads, as well as stunning 3-D chalk art.  We are a development stage company and have not yet commenced business operations or generated any revenues.  We have been issued a "substantial doubt" going concern opinion from our auditors and our only assets are our cash and cash equivalents, at August 31, 2011, consisting of approximately $8,766, in cash generated from the issuance of shares of Company common stock to our founders and initial investors.

Green 4 Media’s business and corporate address is PO Box 1108, Kamuela, HI, 96743.  Our telephone number is (808) 283-8888 and our registered agent for service of process is Corporate Direct, 2258 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is August 31.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Daniel Duval purchased 1,000,000 shares of our common stock at $0.01 per share on June 9, 2011 for $10,000.  During September, 2011, we sold 210,000 common shares at a per share price of $0.10 to 9 non-affiliated private investors, for $21,000.  Our financial statements from inception (June 8, 2011) through the period ended August 31, 2011, report no revenues and a net loss of $1,634.  Our independent auditors have issued an audit opinion for Green 4 Media, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 1,010,000 shares of our common stock.  Of the shares being registered, 210,000 are being registered for sale by the selling shareholders, and 800,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.10 for the duration of the Offering.  The selling shareholders will sell their shares at a price per share of $0.10 for the duration of this Offering.

We will not receive any proceeds from the sale of any of the 210,000 shares offered by the selling shareholders.  We will be selling the 800,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is therefore a shell company as defined in Rule 405.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

1.  No or nominal operations; and

2.  Either:

a.  No or nominal assets;

b.  Assets consisting solely of cash and cash equivalents; or

c.  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered            1,010,000 shares of common stock: 800,000 shares which we are offering, and 210,000 shares which are being offered by the selling shareholders.  The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this prospectus.  This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share                            The selling shareholders will sell their shares at a fixed price per share of $0.10 for the duration of this Offering.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.10 for the duration of the Offering.

Securities Issued and                 1,210,000 shares of common stock are issued and outstanding

Outstanding                               before the offering and 2,010,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 1,610,000 or 1,410,000 shares outstanding, respectively.

Registration costs                       We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 49.8% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 62.1% or 70.9%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  The list of Risk Factors below does not portend to be all-inclusive.  There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

Risks Associated With Green 4 Media, Inc.:

Our independent auditors have issued an audit opinion for Green 4 Media which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 5 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on June 8, 2011, and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to August 31, 2011, was $1,634, of which approximately $638 is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•         Completion of this Offering,

•         Our ability to attract customers who will buy our services,

•         Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Green 4 Media is Considered a Shell Company, And Is Therefore Subject To Certain Restrictions.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet indicates that we have both nominal operations and nominal assets; therefore, we are defined as a shell company.  These rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the rules do not prevent us from registering securities pursuant to other available registration statements (including an S-1 registration statement).  Additionally, the rules regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  If, in the future, we engage in a transaction which would cause us to cease being a “shell company,” we will, at that time, be required to file a Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, together with required financial information.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.   Although we currently have no plans to seek a merger or other business combination, to the extent that we are required to comply with additional disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which restricts re-sales of restricted securities, pursuant to Rule 144, by shareholders of a shell company.  See discussion under heading "Rule 144" below and the Risk Factor titled “Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due to Our Status As A ‘Shell Company.’”  Please see subsection entitled ‘Rule 144’ under “Market Price of And Dividends on the Registrant’s Common Equity and Related Stockholder Matters” section, page 29, for further discussion on restrictions applicable to sale of common stock.

We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we ever will have any.  Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase.  If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to market our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our website.  We feel we require a minimum of $40,000 to provide sufficient capital to commence with operations and development of the business plan.  Our business plan contemplates the marketing of our services via our website.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Mr. Daniel Duval and Ms. Cheryl Jackson (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-80% of their time, or 8-32 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Duval and Ms. Jackson.  Mr. Duval will devote 80%, or up to 32 hours per week and Ms. Jackson will devote 20%, or up to 8 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors.

We currently are managed by 2 officers and 2 directors and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Green 4 Media, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have 1a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business mode requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in the quickly-evolving niche of green and sustainable marketing and advertising, while maintaining a low cost of operations.  The Company will utilize a virtual workplace (employees and independent contractors will primarily work from their residences, eliminating their need for permanent offices), will not retain any employees other than our officers and directors, and instead hire a core group of independent contractors on an as needed basis.  If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholder has significant influence over the Company.

As of November 11, 2011, David Duval, the Company’s Chief Executive Officer owns 82.6% of the outstanding common stock, which becomes 49.5% if all of the shares offer are sold.  As a result, Mr. Duval possess significant influence over our affairs.  His stock ownership and relationships with members of our board of directors, of which he is one of two may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

One investor holds a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

One investor, our CEO, owns a controlling interest in our outstanding common stock on a primary basis.  As a result, he has the ability to control all matters submitted to the stockholders of Green 4 Media for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Green 4 Media will be unable to affect the outcome of stockholder voting as long as Mr. Duval retains a controlling interest.

Risks Associated With This Offering

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•         Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•         The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing officers and directors acquired their shares for $0.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this Offering.  Upon completion of this Offering, the net tangible book value of the shares held by our existing stockholders (1,210,000 shares) will be increased by approximately $0.037 per share, without any additional investment on their part.  The purchasers of shares offered by the Company under this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.10 per share) of approximately $0.056 per share.  As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be approximately $0.044 per share, reflecting an immediate reduction in the price they paid for their shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Green 4 Media or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 82.6% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 49.8% of the outstanding shares.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our Officers And Directors Currently Own 82.6% Of The Issued And Outstanding Stock And Will Continue to Control at least 49.8% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s Officers and Directors beneficially own 1,000,000 (82.6%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Green 4 Media shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current sole Shareholder, sole Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officers and Directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

If at least $40,000 is not raised under this Offering, the Company’s business may fail.

The Company’s business plan requires a minimum of $40,000 to be raised under this Offering in order for the Company to proceed with its business plan.  Because there is no minimum offering amount required to be raised, there is no guarantee that this amount will be raised.  If less than $40,000 is raised, management will be forced to seek alternative means of financing and cannot guarantee that those terms will be favorable to the Company or that they will be available.  If the Company cannot raise at least $40,000, the Company’s business plan will fail and you will lose your entire investment.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

It May be Difficult to Raise Capital with a Secondary Offering

At the same time that we are offering to sell shares of our common stock, the Selling Shareholders whose shares are also registered hereunder may be offering to sell their shares in direct competition with us.  This may make it more difficult for us to sell shares and raise capital to further our business plan.  In addition, since the Selling Shareholders may sell their shares at any time, potential investors may elect to purchase shares from the Selling Shareholders, and not from us, which will make it more difficult to raise funds through the Offering

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 210,000 shares of common stock through this prospectus.  They must sell these shares at a fixed price of $.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($80,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**
Professional Fees	15,000
Computers & Virtual Servers	8,000
Recruiting New Talent	18,000
Website Design & Development	6,000
Advertising & Marketing	20,000
Office and Miscellaneous Expenses	13,000
Total	$80,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The Company will receive no proceeds from the sale of shares being offered by Selling Shareholders.

**The above expenditures are defined as follows:

Professional Fees: Pertains to all legal services and accounting fees that will be incurred by the company.

Computers & Virtual Servers: Pertains to the amount of capital needed to spend on the purchase of two computers and one server, including software and set-up.

Recruiting New Talent: Pertains to the projected recruitment cost to hire the talent needed to execute our business plan.  This includes projected travel and related recruitment fees. These individuals would be independent contractors and not employees of the company.

Website Design & Development: Pertains to the payments that will be paid to the website developer to create our website.

Advertising & Marketing: Pertains to the cost of advertising our services, which include but are not limited to Field Advertising, Clean Advertising, and LoGrow Advertising.  We will also use eco-friendly resource magazines, and create online ads targeted to mid and large size businesses that may desire to incorporate a green message in their internet and traditional marketing and advertising.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

Expenditure Item**	50%	25%
Professional Fees	15,000	15,000
Computers & Virtual Servers	5,000	2,000
Recruiting New Talent	8,000	-
Website Design & Development	4,000	2,000
Advertising & Marketing	4,000	-
Office and Miscellaneous Expenses	4,000	1,000
Total	$40,000	20,000

If only 50% of this Offering is sold, Green 4 Media estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to purchase one computer and one server and spend only $5,000 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully development our web presence as needed.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay office and miscellaneous expenses, and then any leftover funds will be applied to computers, servers and then to web development costs.  Based on raising only 25% or $20,000, we will not be able to allocate any funds to advertising and talent recruitment.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB listing.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of August 31, 2011, the net tangible book value of our shares of common stock was approximately $8,400 or approximately $0.007 per share based upon 1,210,000 shares outstanding.

	100% (800,000 Shares)	50% (400,000 Shares)	25% (200,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.007	0.007	0.007
Net Tangible Book Value Per Share After Stock Sale	0.044	0.030	0.020
Increase in net book value per share due to stock sale	0.037	0.023	0.013
Dilution (subscription price of $0.10 less NBV per share) to purchasing shareholders	(0.056)	(0.070)	(0.080)

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 210,000 shares of the common stock offered through this Prospectus.  The shares were sold in September 2011, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the SEC.  This offering met the requirements of Rule 504 in that (a) the total of funds raised in the five offerings does not exceed $1,000,000, and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of September 30, 2011, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.         The number of shares owned by each prior to this Offering;

2.         The total number of shares that are to be offered for each;

3.         The total number of shares that will be owned by each upon completion of the Offering;

4.         The percentage owned by each; and

5.         The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 210,000 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Abraham, Scott	20,000	20,000	0	0
Gregg, Carla	20,000	20,000	0	0
LaCour, James	20,000	20,000	0	0
Miller, Linda	50,000	50,000	0	0
Nobiling, Jennifer	20,000	20,000	0	0
Scarborough, Rose	20,000	20,000	0	0
Steiner, Allison	20,000	20,000	0	0
Steiner, Barry	20,000	20,000	0	0
Suslikov, Dima	20,000	20,000	0	0

To our knowledge, none of the selling shareholders:

1.         Has had a material relationship with Green 4 Media or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

2.         Are broker-dealers or affiliates of broker dealers; or

3.         Has ever been an officer or director of Green 4 Media.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Daniel Duval and Cheryl Jackson, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.       Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.      Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.       Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.      Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.                  on such public markets or exchanges as the common stock may from time to time be trading;

2.                  in privately negotiated transactions; or

3.                  in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.10.  The price of $0.10 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this prospectus .

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  Green 4 Media will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.10 per share for the duration of this Offering.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer’s fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to Green 4 Media, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.10 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continue for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 210,000 shares by the selling shareholders.  We will be selling all of the 800,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Green 4 Media, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non‑assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non‑assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

While our Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, $0.001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, and to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred Stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 800,000 shares are sold), the present stockholders will own 60.2% of our outstanding shares and the purchasers in this Offering will own 39.8%.  If 50% or 25% (400,000 or 200,000) shares are sold, the present stockholders will own 75.2% or 85.8% of our outstanding shares, respectively and the purchasers in this Offering will own 24.8% or 14.2%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (June 8, 2011) through August 31, 2011, are included in this prospectus.  Sadler, Gibb, & Associates, 291 South 200 West, Farmington, Utah 84025, has audited our August 31, 2011, statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordhal/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Green 4 Media, Inc. was incorporated in the State of Nevada on June 8, 2011, and our fiscal year end is August 31.  The company's administrative address is PO Box 1108, Kamuela, HI 96743.

The telephone number is 808-283-8888.

Green 4 Media, Inc. has no revenues, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officers and directors for funding.

Green 4 Media has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Green 4 Media, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Green 4 Media, Inc. is an eco-marketing and advertising company offering solutions to clients wishing to emphasize that they care about the environment through the use of natural and sustainable materials in their advertising.  The Company will specialize in designing marketing and advertising campaigns utilizing natural media.  Floor media, vertical media, and field advertising using mowing, crops, flowers, sea shells, and moss, as well as logrow grass will be the prime advertising mediums offered.

Floor and field media involves the use of sand, chalk, snow, and specialized cleaning to create 100% environmentally sustainable messages and advertisements. Simple cleaning, using specialized equipment, can take dirty sidewalks, roads or walls and turn them into advertising art.  The remaining dark dirt contracts with the newly cleaned lines to produce beautiful murals or client ads. Bio-degradable chalk can also be applied to the urban landscape as to produce fantastic imagery.   Sand and snow can be used in similar ways to create client sculptures or advertising messages.  Often, these activities will be planned around client events and/or campaigns to maximize effect.

Vertical media uses walls, buildings, or bridges to act as the canvas for our ad creations. Similar to cleaning ground surfaces, a dirty wall can be majestically cleaned, the remaining dirt contrasting with the newly cleaned lines (or template surfaces) to become a one of a kind advertising creation. Our Company’s liquid artists, using common items such as mud, coffee, whiskey, tea, or wine will go to work on behalf of clients to create amazing campaign art on walls, bridges or buildings. Flowers, of all shapes and sizes, can also be hung on walls to create unique messages and imagery. Running water and light can also be manipulated or shaped to form murals and wall art.

Field advertising comes in a number of forms, but most often involves transforming large open space into art.  Grass can be mowed in specialized ways using a template to produce a client message.  Crop circles can be manipulated into telling a campaign message.  Moss can also be used to form words and/or pictures, these creations being known as ‘mossages.’ Logrow advertising specializes in using grass grown in many preordained shapes to reflect a client campaign.

The key to our effort is to alert mid to large sized companies that the option to advertise comes in many ‘natural’ forms that do not harm the environment and can stun passerby’s into appreciating the artful way in which we can craft a message.  Our Company will carefully research the business of each prospective client and determine which type of advertising is most appropriate to best articulate their message and deliver the highest ROI (return on investment).  All advertising packages will be geared to complement existing client campaigns and be customized to their specific goals.  It is our objective to always use a blend of natural advertising mediums to attract attention. Another aspect of our plan is to better educate our clients and empower them to understand the value of supporting environmental issues and minimizing their media choices’ environmental impact.  By combining sustainable innovation with traditional and internet marketing, Green 4 Media will have a competitive advantage.

To support our clients’ natural media campaigns, the design team will also create client ads, shoot photography, or implement general marketing campaigns that often combine the internet with traditional forms of advertising.  The Company’s overarching goal will be to provide environmentally conscious companies with a combination of natural, internet and traditional advertising solutions that will mutually support one another, increase a client’s profile and ultimately make them a well-balanced and environmentally-sustainable advertiser.

The Company’s target demographic will be mid to large sized companies that may already have a sense of environmental stewardship, and wish to amplify this message further by bringing it to the public in unique and creative ways. Internet and web-based marketing will also play a key role in promoting our ‘natural’ campaigns, by generating viral social media responses where possible, and making sure that client websites are well optimized to capitalize on the created publicity. Green 4 Media will employ an internet team that will help client’s optimize their websites and social media profiles, to ensure that prospects can find their message while searching for it on-line. The overall effect is to create a buzz through our natural creations, and then promote their existence through viral on-line marketing.

We have concluded that a minimum capital investment of $40,000 or the sale of 50% of this Offering is required in order to assemble the talent, develop the infrastructure, and bring the Company to fruition.  However, in order to effectively develop our business plan, we feel that at least $80,000 or 100% of this Offering is required.

Green 4 Media anticipates that it will take six months, following commencement, in order to complete this Offering at which time we will begin assembling the talent, acquire the hardware, develop our website, place advertising, and source customers.  We anticipate that website development will take approximately three months and sourcing customers will begin upon completion of the website.  As such, we expect to generate revenues in the last two months of the first year following commencement of the Offering.

Distribution Methods

We will market our services to prospective clients primarily via our website www.Green4Media.com.

Status of Publicly Announced New Products or Services

Green 4 Media currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Green4Media’s Position in the Industry

Green 4 Media intends to establish itself as a competitive company in the already existing realm of eco marketing.  Green 4 Media’s main competitors will be firms offering similar services and functions. There is a wide spectrum of companies that offer ‘green’ marketing services. Companies such as Green Team USA work all over the world on sustainable marketing initiatives, and while not directly competing with our specialized services, must be viewed as competition in our field. Other companies such as Verde Agency focus on sourcing environmentally sustainable products that clients can use such as 100% sustainable T-shirts and other promotional items that clients can use for their own ‘green’ initiatives.  So again, while not competing directly with our services, these types of firms would compete with us in terms of offering ‘green’ marketing services that prospective clients may choose to utilize over our own.

In terms of direct competition, Green Graffiti and Curb Media are two of our nearest competitors offering similar type of services and promotions.  They are the industry benchmarks in the field of using the natural world as an advertising medium. This field of marketing is in its infancy, and there will be many established and new competitors, as there is no barrier to entry.

Talent Sources and Names of Principal Suppliers

Green 4 Media will be marketing our services through our own website and eco-friendly resource magazines, and attract required talent through network connections and recruiting agencies.  We have not currently identified any talent thus far.

Dependence on one or a few major customers

Green 4 Media’s business plan targets mid-size to large companies that wish to create innovative eco-marketing campaigns.  It would be dependent on finding clients that fit this profile to succeed.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic marketing may prompt calls for more stringent consumer protection laws.  Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties.  However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place.  Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services will result in the distribution of advertisements over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Compliance with Environmental Laws

Green 4 Media will help businesses understand and comply with Local, State and Federal environmental laws and regulations that apply to them, while promoting the use of natural and sustainable products.

Number of Employees

Green 4 Media has no employees.  The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging in independent contractors on an as needed basis.

Reports to Security Holders

Once this Offering is declared effective, Green 4 Media will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Green 4 Media and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Green 4 Media’s principal business and corporate address is PO Box 1108, Kamuela, HI, 96743, the telephone number is (808) 283-8888.  The Company will utilize a virtual workplace (employees and independent contractors will primarily work from their residences eliminating their need for permanent offices).  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

Green 4 Media does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 1,210,000 shares of common stock outstanding as of September 30, 2011, 1,000,000 shares were owned by Mr. Duval and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have ten (10) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

1,000,000 of the 1,210,000 presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 1,000,000 restricted shares, or 86.2% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  As such, all restricted securities presently held by the founders and existing shareholders of our Company may not be resold in reliance on Rule 144 until (1) we file Form 10 information with the SEC when we cease to be a “shell company”’ (2) we have filed all reports as required by Section 13 or 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From
Inception
(June 8,
2011) to
August 31,
2011

Total expenses	$ 1,634
Operating revenue	-
Net loss from continuing operations	(1,634)
Cash raised by financing activities	10,000
Cash used in operating activities	(1,234)
Cash and cash equivalents on hand	8,766
Net loss per common share: Basic and Diluted	0.00
Weighted average number of common shares outstanding:
Basic and diluted	988,095
Cash dividends declared per common share	-
Property and equipment, net	-
Long-term debt	-
Stockholders’ equity	8,366

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Green 4 Media, Inc.

Results of Operations

We have generated no revenues since inception and have incurred $1,634 in expenses through August 31, 2011.

The following table provides selected financial data about our company for the period ended August 31, 2011.

Balance Sheet Data:                8/31/11

Cash                                        $ 8,766

Total assets                              $ 8,766

Total liabilities             $    400

Stockholders' equity               $ 8,366

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have not generated any revenues and no sales are yet possible.  There is no assurance we will ever reach this point.  Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Green 4 Media is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop a web-based business offering eco-sustainable marketing and advertising solutions to prospects wishing to emphasize they care about the environment with the use of natural and sustainable materials.  The Company will be virtual in nature, meaning that employees and contractors will primarily work from home.  Our services will be highly specialized and focus on creating campaigns for our clients that focus on communicating their brand through sustainable and natural mediums.  We also offer professional web and graphic designers to incorporate our client’s green message across various mediums.  Another aspect of our plan is to better educate our clients and empower them to understand the value of supporting environmental issues and minimizing their media choices’ environmental impact.

We will start operations by contracting out the development of our company website.  During the first year of operations, the 12 month period from the date of this report, Green 4 Media will concentrate on finding the required investment capital, apply to get its common stock listed on an Over-the-Counter Bulletin Board, develop its website, prospect for clients, and market our services.

Following completion of our Offering, we will immediately begin construction of our own website.  The website’s content utilizes SEO (Search Engine Optimization) to distribute our message on helping businesses communicate more naturally and sustainably.  The site will comprise of a minimum of 5,000 words and be constructed on a content-managed ‘Joomla’ platform.  The objective will be to enhance our own Company’s profile to ‘expert’ status.  This status as an eco-expert in our field will elevate our own rankings and make it easy for prospective customers to find us.  A budget will also be set aside for a targeted Google adwords and banner advertising campaign.  A stylish direct mail piece will also be produced highlighting our services and targeted to businesses fitting our demographic.  Time will be taken to properly research the best markets to target.  Introductory offers will also be incorporated into our website, banner advertising, and direct mail marketing to improve response.

We anticipate that development of the website will take approximately three months, and in the next three months we will begin our advertising and marketing to source prospective clients through our SEO, adwords, banner advertising, and direct mail strategies by developing the various ad campaigns needed for each advertising avenue.  We will also explore taking out advertisements in key trade magazines or other industry related websites.  We will focus our marketing on the West Coast, targeting clients in Washington, Oregon, California, Hawaii and Nevada.  We will not purchase a computer server or begin development of the website until after the close of our Offering.

During months seven and eight we will begin running the ad campaigns.  Concurrently, during months seven and eight we will also begin our recruitment of required professionals.  During the next two months we will solicit the clients identified through our advertising and marketing campaigns and as such, we expect to generate revenues from advertising in the last two months of the first year following commencement of our Offering.

Upon raising sufficient funds, we will purchase one computer server and contract out the development of the website.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Green 4 Media.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of outside contractors for the key first step, which will be the creation of our Web presence.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering.  If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period.  It is based on the assumption that we will raise the entire $80,000 or 100% of the funds that we seek from our Offering.

Expenditure Item**
Professional Fees	15,000
Computers & Virtual Servers	8,000
Recruiting New Talent	18,000
Website Design & Development	6,000
Advertising & Marketing	20, 000
Office & Miscellaneous Expenses	13,000
Total	$80,000

The above expenditures are defined as follows:

Professional Fees: Pertains to all legal services and accounting fees  that will be incurred by the company.

Computers & Virtual Servers: Pertains to the amount of capital needed to spend on the purchase of two computers and one server, including software and set-up.

Recruiting New Talent: Pertains to the projected recruitment cost to hire the talent needed to execute our business plan.  This includes projected travel and related recruitment fees. These individuals would be independent contractors and not employees of the company.

Website Design & Development: Pertains to the payments that will be paid to the website developer to create our website.

Advertising & Marketing: Pertains to the cost of advertising our services, which include but are not limited to Field Advertising, Clean Advertising, and LoGrow Advertising.  We will also use eco-friendly resource magazines, and create online ads targeted to mid and large size businesses that may desire to incorporate a green message in their internet and traditional marketing and advertising.

Office & Miscellaneous Expenses:  Pertains to the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

Expenditure Item**	50%	25%
Professional Fees	15,000	15,000
Computers & Virtual Servers	5,000	2,000
Recruiting New Talent	8,000	-
Website Design & Development	4,000	2,000
Advertising & Marketing	4,000	-
Office & Miscellaneous Expenses	4,000	1,000
Total	$40,000	$20,000

If only 50% of this Offering is sold, Green 4 Media estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to purchase one computer and one server and spend only $4,000 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully develop our web presence as needed.  If 25% of the offering is raised, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay office and miscellaneous expenses, and then any leftover funds will be applied to computers, servers and then to web development costs.  Based on raising only 25% or $20,000, we will not be able to allocate any funds to advertising and talent recruitment.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Green 4 Media.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

 Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our directors have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to Daniel Duval, who purchased 1,000,000 shares of common stock at $0.01 on June 9, 2011.  In September 2011, we received $21,000 from 9 unrelated shareholders who purchased 210,000 shares of our common stock at $0.10 per share.  Our financial statements from inception (June 8, 2011) through the period ended August 31, 2011, reported no revenues and a net loss of $1,634.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering.  However, if we raise $40,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $17,500 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Shell Company Status

Rule 405 of the Securities Act defines the term “shell company’ as a registrant, other than an asset-backed issuer, that has:

1.   No or nominal assets; and

2.   Either:

a.   No or nominal assets;

b.   Assets consisting solely of cash and cash equivalents; or

c.   Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Application of Critical Accounting Policies

Our financial statements have been prepared on a going concern basis.  We have accumulated a deficit of $1,634 from inception (June 8, 2011) to August 31, 2011.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time.  We have historically satisfied our working capital needs primarily by sales of securities and at August 31, 2011, we had working capital of $8,366. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $8,766 in cash and cash equivalents at August 31, 2011.

Start-Up Costs

In accordance with ASC 720, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted ASC 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, from June 8, 2011 (Inception) to August 31, 2011:

August 31, 2011
Net loss applicable to Common Shares	$(1,634)

Weighted average common shares
outstanding (Basic)	988,095
Weighted average common shares
outstanding (Diluted)	988,095

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)        Persuasive evidence for an agreement exists;

ii)       Service has been provided;

iii)      The fee is fixed or determinable; and

iv)      Revenue is reasonably assured.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income.  The objective of this Update is to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and

International Financial Reporting Standards (IFRS), the FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this Update. The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the provisions of ASU 2011-05 to have a material impact on the financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRSs).  The amendments in this Update explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting.   The amendments in this Update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011.  The company does not expect the provisions of ASU 2011-04 to have a material effect on the financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Daniel Duval	49	President, Chief Executive Officer (CEO),
PO Box 1108		Chief Financial Officer (CFO), Treasurer, and Director
Kamuela, HI 96734

Cheryl Jackson	51	Secretary and Director
PO Box 1108
Kamuela, HI 96734

Daniel Duval has held the positions of president, CEO, CFO, treasurer, and Director since June 9, 2011 and held the position of secretary from June 9, 2011 to September 1, 2011.  Cheryl Jackson has held the position of secretary and director since September 01, 2011.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Daniel Duval, the President and Director of the Company, currently devotes up to 32 hours per week to Company matters.  Cheryl Jackson, our Secretary and Director, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Mr. Duval will continue to devote up 80% of his time (32 hours per week) to manage the affairs of the Company.  Ms. Jackson will continue to devote up to 20% (8 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Daniel Duval

Daniel, age 49, has over 25 years of experience in the sales, advertising and marketing field; and has been responsible for starting a number of successful businesses in his career. After moving to Hawaii in 2002, Daniel originated the sales and marketing for Visitor Magazines on the Big Island, Kauai and Oahu, and was director of sales and marketing. During this process he realized the need for a fully integrated agency that could streamline his clients' needs into a manageable platform. He founded What to Do Media, in 2006. Since 2006, Daniel has been President of the Company. Daniel was also a Marketing Director for Intrawest Resort Group located in Whistler, BC, from 1995 to 1998.  For the past five years, he has been devoting most of his energies to developing innovative marketing campaigns and has extensive Internet marketing experience.   Daniel is also a certified “Google Adwords Specialist,” having taken much of the advanced training and educational workshops available in this discipline.  He has collaborated directly with website designers and is familiar with all aspects of modern site construction.

After this offering is completed, Mr. Duval will continue to devote up to 80% of his time to us, or approximately 30 hours per week to our operations.  Currently, the remaining 20% of Mr. Duval’s time is devoted to other business ventures.

Cheryl Jackson

Mrs. Jackson graduated from Gateway Technical Institute in 1979.  She also obtained a Professional Designation in Government Contract Management from UCLA in 1998.

Cheryl has been employed by The Boeing Company in Seattle, WA for over thirty years (from January 1981 - present).  She has been a Boeing Contracts Manager for several new and innovative Boeing programs since 1997 to present.  In these assignments, she has traveled to numerous foreign countries throughout Europe and Asia to meet with new the various government officials and suppliers to assist in the coordination of selling, negotiating and ultimately contract administration of military products.

After this offering is completed, Mrs. Jackson will continue full-time employment with The Boeing Company but will devote approximately eight hours a week to Green 4 Media.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (June 8, 2011) to the period ended August 31, 2011, no compensation has been accrued by or paid to

(i)                 any individual serving as Green 4 Media’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)               Green 4 Media’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)             up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Green 4 Media at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2011, and we do not anticipate paying any salaries at any time in 2011.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers have and are not considered to be employees.

Compensation of Directors

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended August 31, 2011, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Daniel Duval PO Box 1108 Kamuela, HI 96743	1,000,000	82.6%

Common	Cheryl Jackson PO Box 1108 Kamuela, HI 96743	0	0.00%

Common	Directors and Officers as a Group (2 individuals)	1,000,000	82.6%

(1)     The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)     Each shareholder owns his or her shares directly.

(3)     Based on 1,210,000 shares issued and outstanding as of September 30, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On June 9, 2011, 1,000,000 shares of Green 4 Media’s common stock were issued to Daniel Duval, an officer and director of the Company, at the price of $0.01 per share (a total of $10,000).

Shareholder loan

From inception of the company (June 8, 2011) until the audit date of August 31, 2011, Daniel Duval advanced $325 for operating expenses.  This amount is still outstanding as of the date of this report and no interest was paid.

Mr. Duval and Ms. Jackson are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•         Audited Financial Statements for the period from Inception (June 9, 2011) to the period ended August 31, 2011

GREEN 4 MEDIA, INC.

(A Development Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

FINANCIAL STATEMENTS

From Inception on June 8, 2011 through August 31, 2011

GREEN 4 MEDIA, INC.

Table of Contents

_______________________________________

SADLER, GIBB   & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Green 4 Media, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Green 4 Media, Inc. as of August 31, 2011, and the related statement of operations, stockholders’ equity and cash flows for the period from inception on June 8, 2011 through August 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Green 4 Media, Inc. as of August 31, 2011, and the results of their operations and their cash flows for the period from inception on June 8, 2011 through August 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company had accumulated losses of $1,634 as of August 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

September 30, 2011

GREEN 4 MEDIA, INC.

 (A Development Stage Company)

Balance Sheet

ASSETS
Current Assets	August 31, 2011
Cash and cash equivalents	$8,766
Total Current Assets	8,766

TOTAL ASSETS	$8,766

LIABILITIES AND STOCKHOLDERS’ EQUTIY

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$75
Due to related party	325

TOTAL LIABILITIES	400

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001, 25,000,000 shares authorized, none issued and outstanding	-
Common Stock, par value $0.001, 100,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	9,000
Deficit accumulated during the development stage	(1,634)
Total Stockholders’ Equity	8,366

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,766

The accompanying notes are an integral part of these financial statements.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Statement of Operations

From Inception on June 8, 2011 to August 31, 2011

REVENUES:	$-

OPERATING EXPENSES:
General and administrative	996
Professional fees	638
Total Operating Expenses	1,634

OTHER INCOME AND EXPENSE	-

NET LOSS APPLICABLE TO COMMON SHARES	$(1,634)

Basic and Diluted Loss per Common Share	$0.00

Weighted Average Number of Common Shares Outstanding	988,095

The accompanying notes are an integral part of these financial statements.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

From Inception on June 8, 2011 through August 31, 2011

	Common Shares		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- June 8, 2011 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash	1,000,000	1,000	9,000	-	10,000
Loss for the period	-	-	-	(1,634)	(1,634)

Balance – August 31, 2011	1,000,000	$1,000	$9,000	$(1,634)	$8,366

The accompanying notes are an integral part of these financial statements

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Statement of Cash Flows

From Inception on June 8, 2011 to August 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,634)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Expenses paid by related party	325
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	75
Net cash used in operating activities	(1,234)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	8,766

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$8,766

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financials.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on June 8, 2011 through August 31, 2011

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

Green 4 Media, Inc. (the “Company”) is a Nevada corporation incorporated on June 8, 2011.  It is based in Kamuela, Hawaii, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is August 31.

The Company is a development stage company that intends to operate as an Eco Marketing and Advertising company offering solutions to clients wishing to stand out of the crowd by showing they care about the environment with the use of natural and sustainable materials in their advertising.  To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $8,766 in cash and cash equivalents at August 31, 2011.

Start-Up Costs

In accordance with ASC 720, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on June 8, 2011 through August 31, 2011

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income or (Loss) Per Share of Common Stock

The Company has adopted ASC 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, from June 8, 2011 (Inception) to August 31, 2011:

August 31, 2011
Net loss applicable to Common Shares	$(1,634)

Weighted average common shares
outstanding (Basic)	988,095
Weighted average common shares
outstanding (Diluted)	988,095

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on June 8, 2011 through August 31, 2011

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)              Persuasive evidence for an agreement exists;

ii)             Service has been provided;

iii)            The fee is fixed or determinable; and

iv)            Revenue is reasonably assured.

Recent Accounting Pronouncements

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings.  The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on June 8, 2011 through August 31, 2011

 NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income.  The objective of this Update is to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS), the FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this Update. The amendments require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the provisions of ASU 2011-05 to have a material impact on the financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this Update are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRSs).  The amendments in this Update explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting.   The amendments in this Update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011.  The company does not expect the provisions of ASU 2011-04 to have a material effect on the financial statements.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 25,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

Since inception (June 8, 2011) to August 31, 2011, the Company has issued 1,000,000 common shares at $0.01 per share for $10,000 in cash, for total cash proceeds of $10,000.

There were 1,000,000 common shares issued and outstanding at August 31, 2011.  Of these shares, 1,000,000 were issued to one director and officer of the Company.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on June 8, 2011 through August 31, 2011

NOTE 3 -   CAPITAL STOCK (Continued)

There are no preferred shares outstanding.  The Company has issued no authorized preferred shares.  The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 -  PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

August 31, 2011
Income tax expense at statutory rate	$(556)
Valuation allowance	556
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

August 31, 2011
NOL Carryover	$556
Valuation allowance	(556)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $556 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 5 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at August 31, 2011, the Company has a loss from operations of $1,634, an accumulated deficit of $1,634 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending August 31, 2012.

GREEN 4 MEDIA, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on June 8, 2011 through August 31, 2011

NOTE 5 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS (Continued)

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 - SUBSEQUENT EVENTS

In September 2011, the Company issued 210,000 common shares at $0.10 per share, resulting in total cash proceeds of $21,000, being $210 for par value shares and $20,790 for capital in excess of par value to unaffiliated investors.

In accordance with ASC 855, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

                Legal and SEC filing fees       $   7,500

                Accounting                                 3,500

                Transfer Agent fees                    1,200

                Printing of Prospectus                    300

                Miscellaneous                                500

                                                                -----------

   TOTAL                                    $ 13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Daniel Duval purchased 1,000,000 shares of our common stock at $0.01 per share on June 9, 2011, for $10,000.  These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

During September, 2011, we sold 210,000 common shares at a per share price of $0.10 to 9 non-affiliated private investors.  The company relied upon Section 4(2) of the Act, and Rule 504 of Regulation D of the Act.  Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds.  The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors.  It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended.   Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent.  This Offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of issuers’ securities or by a shareholder must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.  Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration.  Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute.  Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years.  Please see the heading “Rule 144” for details regarding the sale of shares under Rule 144.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.                         Description

3.1                                     Articles of Incorporation*

3.2                                     Bylaws*

5                                        Opinion re: Legality*

23.1                                   Consent of Independent Auditors

23.2                                   Consent of Counsel (See Exhibit 5)*

99.1                                   Subscription Agreement*

* Previously filed as exhibits to the Company’s Registration statement on Form S-1, File Number 333-177305, and incorporated herein.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kamuela, Hawaii on January 4, 2012.

 GREEN 4 MEDIA, INC., Registrant

/s/ Daniel Duval

Daniel Duval

President (Principal Executive

Officer), Chief Financial Officer

(Principal Accounting Officer),

Treasurer, Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Daniel Duval

Daniel Duval

President (principal executive officer), Chief

Financial Officer (principal accounting officer),

Treasurer, and Member of the Board of Directors

/s/ Cheryl Jackson

Cheryl Jackson

Secretary and Member of the Board of Directors